EXHIBIT 99.1


   Marlin Leasing Completes $304.6 Million Term Debt Securitization

    MOUNT LAUREL, N.J.--(BUSINESS WIRE)--July 22, 2004--Marlin Leasing Corporation, a wholly owned subsidiary of Marlin Business Services Corp. (NASDAQ:MRLN), announced today the completion of a $304.6 million term asset backed securitization. This transaction was Marlin's sixth term debt securitization and the first time the company issued notes with the highest "Aaa/AAA" rating. As with all prior term debt securitizations, this financing provides the company with fixed cost borrowing and will be recorded "on-balance sheet." Proceeds from the offering were used to repay borrowings under certain of the company's warehouse credit facilities. Deutsche Bank Securities Inc. acted as the structuring and lead placement agent, with J.P. Morgan Securities Inc. acting as co-manager.
    This was a private offering made to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, by Marlin Leasing Receivables VIII LLC, a wholly owned subsidiary of Marlin Leasing Corporation. The senior/subordinated structure included six classes of notes rated by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services with three classes of floating rate notes swapped to a fixed interest cost to Marlin. The initial blended interest cost to Marlin approximates 3.30%. The weighted average interest cost over the term of the financing to Marlin approximates 3.81%. Approximately $80 million from the transaction was deposited into an account to fund future lease production through October 15, 2004.


                   Avg.                                     Fixed Rate
Class Size (MMs)   Life   Moodys/S&P    Benchmark    Coupon Equivalent
      ---------- -------- ----------- -------------- ------ ----------
A-1     $89.000  0.43yr   P-1/A-1+    1 Mos. LIBOR   L+5         2.04%
A-2     $60.000  1.25yr   Aaa/AAA     1 Mos. LIBOR   L+22        2.91%
A-3     $24.000  2.00yr   Aaa/AAA     2.0 Year Swap  3.36%       3.36%
A-4     $61.574  2.81yr   Aaa/AAA     1 Mos. LIBOR   L+30        3.88%
B       $49.684  2.32yr   A2/A-       2.3 Year Swap  4.35%       4.35%
C       $20.362  2.50yr   Baa2/BBB    2.5 Year Swap  5.47%       5.47%



    "This is another significant milestone for Marlin as we celebrate the completion of our first ever 'AAA' rated term securitization," said Dan Dyer, Chairman and CEO of the company. "This transaction provides us with $304.6 million of fixed rate financing to support our growth while reducing our exposure to rising interest rates. The 'AAA' structure provides for improved borrowing efficiency and attractive funding costs."

    Conference Call and Webcast

    We will host a conference call on Wednesday, July 28, 2004 at 9:00 a.m. EDT to discuss our second quarter 2004 results. If you wish to participate, please call (877) 407-8031 (International participants please use (201)-689-8031) approximately 10 minutes in advance of the call time. The meeting number is 110678. The call will also be webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

    About Marlin Business Services Corporation

    Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The company's principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver and Philadelphia. For more information, visit www.marlincorp.com or call toll free at (888) 479-9111.

    Forward-Looking Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.



    CONTACT: Marlin Business Services Corporation
             Bruce Sickel, 888-479-9111 ext. 4108